This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-PA-05130-LA-2101477 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. PA-05130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC (Customer) relating to Model 737-8-200 aircraft and Model 737-7 aircraft (each or collectively, Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. The Purchase Agreement incorporates the terms and conditions of WJE-AGTA between Boeing and Customer. This Letter Agreement modifies certain terms and conditions of the AGTA with respect to the Aircraft. 1. […***…]. 1.1 […***…]. 1.2 […***…].

WJE-PA-05130-LA-2101477 Page 2 BOEING PROPRIETARY 1.3 […***…]. Months Prior to Delivery Amount Due […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] 2. […***…]. 2.1 […***…] the Purchase Agreement […***…] Customer […***…]. Other terms and conditions […***…] Agreement for the Aircraft. 2.2 […***…]the Purchase Agreement. […***…] Boeing […***…] Customer […***…] prior to delivery of the Delivering Aircraft. 3. […***…] described in Article 1 above, […***…]. 3.1 […***…] Customer […***…]. 3.2 […***…] Customer […***…] Customer and Boeing […***…]. 4. […***…]. 4.1 Customer […***…], on: (i) […***…] under the Purchase Agreement, (ii) […***…] between Boeing and Customer, or (iii) […***…] with Boeing, […***…], then Boeing may, […***…] Customer, […***…] Non-Payment […***…]. 4.2 If Boeing […***…] to Boeing, […***…] instruction from Boeing to the contrary, […***…] designated by Boeing. 4.3 For all purposes of this Article 4, including without limitation, notice, […***…]. Nothing herein will constitute […***…] of Boeing; all […***…] will be […***…]. Boeing expressly reserves all of its rights and remedies under any agreement and applicable law. 5. […***…].

WJE-PA-05130-LA-2101477 Page 3 BOEING PROPRIETARY 5.1 Customer […***…]. 5.2 Notwithstanding any […***…] of this Letter Agreement or the Purchase Agreement, […***…] Letter Agreement are provided to Customer in consideration of Customer becoming the operator of the Aircraft and cannot be assigned, in whole or in part, without the prior written consent of Boeing. . Nothing in this statement is intended to support recovery from Allegiant of any benefits supplied hereunder for delivered Aircraft. 6. Confidentiality. The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to (i) Customer and Customer affiliates’ employees, officers and directors and (ii) Customer and Customer affiliates’ legal counsel, professional advisors and auditors subject to a duty of confidence or a non- disclosure undertaking, in each case with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing unless disclosure is required by applicable law or court order, in which case, Customer shall (i) notify Boeing in writing of such disclosure requirement or request prior to making such disclosure, and will take steps to protect the information contained herein, and (ii) use reasonable efforts to obtain redaction and confidential treatment for the disclosed information or parts thereof. In addition, with respect to disclosure of the contents hereof to third parties who may be or are involved with financing (in any form, including sale and lease-back) of Aircraft (and/or Advance Payments) under the Purchase Agreement, Customer shall be entitled to disclose such information to such third party financiers, after consultation with Boeing, as the parties shall mutually agree (each acting reasonably and within industry and financing norms). In addition to any equitable relief that may be available to the damaged party in the event of a breach of this paragraph, the damaged party will have remedies available to it under the Purchase Agreement and at law. If the foregoing correctly sets forth your understanding of our agreement with respect to the matters contained herein, please indicate your acceptance and approval below.

WJE-PA-05130-LA-2101477 Page 4 BOEING PROPRIETARY ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact